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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Valley Forge Corporation and Subsidiaries on Form S-8 (File No. 33-50250) of our reports dated March 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of Valley Forge Corporation and Subsidiaries as of December 31, 1995, and 1994, and for the years ended December 31, 1995, 1994, and 1993, which reports are included in this Annual Report on Form 10-K.


Coopers & Lybrand LLP
Oakland, California
March 26, 1996



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